EXHIBIT 31.1

Certification of the Chief Executive Officer Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Mark A. Alexander, certify that:

1.	I have reviewed this Annual Report, as amended, on Form 10-K/A of Suburban Propane Partners, L.P.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report

January 20, 2006

/s/ MARK A. ALEXANDER Mark A. Alexander Chief Executive Officer